SPECIAL MEETING OF THE BOARD OF DIRECTORS

                                OF

                      JUNO ACQUISITIONS, INC.


     A Special Meeting of the Board of Directors of Juno Acquisitions, Inc. (the "Company") was held on January 23, 1997. Gary Takata, the Company's sole director, was present. It was,

     RESOLVED, that:

     The resignation of Johann Wong as a member of the board of directors of the Company is hereby accepted.

     There being no further business to come before the meeting, the meeting was duly adjourned.

     Signing below indicates consent to all actions taken at the meeting and waiver of notice of such meeting.

     Dated: January 23, 1997



                              GARY TAKATA
                              Gary Takata